Exhibit 13(b)

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Jayson Bronchetti, President of Lincoln Variable Insurance Products Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 14, 2024	/s/ Jayson Bronchetti
Jayson Bronchetti, President
(principal executive officer)

I, William P. Flory, Jr., Chief Accounting Officer of Lincoln Variable Insurance Products Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 27, 2024	/s/ William P. Flory, Jr
William P. Flory, Jr., Chief Accounting Officer
(principal financial officer)